Exhibit 1.02

SigmaTron International, Inc.

Conflict Minerals Report

For The Year Ended December 31, 2013

This Conflict Minerals Report of SigmaTron International, Inc. (herein referred to as “we,” “our” or “us”) (this “CMR”) is presented in compliance with Rule 13p-1 (“Rule 13p-1”) of the Securities Exchange Act of 1934 (the “1934 Act”) for the year ended December 31, 2013. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this CMR, unless otherwise defined herein.

1.	Due Diligence

We first conducted an extensive analysis of the products we manufacture and the products we contract to manufacture and determined that Conflict Minerals are used in all of our products.

We then undertook a comprehensive analysis of the role our suppliers play with respect to our products. Following this, we established a global service center to actively survey our supply chain to gather information and confirm whether Conflict Minerals used in our products are procured from the Covered Countries. This survey was conducted using a template developed jointly by the Electronic Industry Citizenship Coalition (“EICC”) and the Global e-Sustainability Initiative (“GeSI”). This template is known as the CFSI Reporting Template (the “Template”).

The Template aids in facilitating communication and disclosure of information regarding smelters and refiners that provide materials to our suppliers. The Template requests information from each supplier regarding the supplier’s conflict-free policy, relationships with direct suppliers of the supplier, and disclosure of the smelters and refiners used by the supplier. Further, the Template is designed to obtain information regarding the origin of Conflict Materials included in the supplier’s products, as well as requesting information about any due diligence conducted by the supplier on its own supply chain.

Utilizing the Template, a reasonable country of origin inquiry was conducted across our supply chain to determine the sourcing of the Conflict Minerals used in our products. Due to the size and complexity of our supply chain, it is taking a significant amount of time for all of our suppliers to verify the origin of their materials. To date, we have received responses from approximately 75% of our supply chain. Of the responses we have received, approximately 10% of our suppliers are reporting DRC conflict undeterminable and approximately 90% of our suppliers are reporting DRC conflict free. In light of the responses that we have not yet received from our suppliers, and in light of the approximately 10% of our suppliers reporting DRC conflict undeterminable, our supply chain remains DRC conflict undeterminable at this time for all of our products.

We compiled a list of all smelters and refiners used by our suppliers that have provided responses, including all smelters and refiners which have not completed certification under the EICC/GeSI Conflict Free Smelter program.

We next compared the smelters and refiners identified in our list against the list of facilities which have been identified as “conflict free” by the EICC/GeSI Conflict Free Smelter program. This allowed us to make a reasonable determination as to the locations of origin of most Conflict Minerals in our supply chain.

We also communicated to our suppliers that they must (i) familiarize themselves and comply with the regulations set forth in the Dodd-Frank Act; (ii) implement Conflict Mineral policies that are consistent with our policy; (iii) provide us with all necessary declarations; (iv) pass all of the requirements set forth in the Dodd-Frank Act on to their supply chain if they don’t source directly from smelters; (v) determine the source of the Conflict Minerals they use; and (vi) maintain reviewable business records for not less than seven (7) years supporting the source of Conflict Minerals. We notified suppliers that those who are found to be non-compliant to the requirements imposed by the Dodd-Frank Act and our policy shall be reviewed to determine suitability for future business.

The use of the Template provided by EICC/GeSI and our other due diligence steps conform in material aspects to the standards set forth by the second edition of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011).

In the future, we intend to complete the collection of all survey responses from our suppliers. Additionally, we will assess our suppliers with respect to our compliance requirements referenced above. We are also instituting policies and procedures requiring suppliers to provide affirmative notification if they begin sourcing Conflict Minerals from any facilities which have not been identified as “conflict free” by the EICC/GeSI Conflict Free Smelter Program.

2.	Product Description/Overview

We manufacture electronic assemblies made up of printed circuit boards, semiconductors and passive electronic components soldered together utilizing tin-based alloys for a wide variety of customers that use electronics in the products they design, manufacture and sell. Our customers serve many different industries. Most of the electronic components we purchase to build the assemblies we manufacture contain one or more of the Conflict Minerals.

As a result of the aforementioned in-depth due diligence measures, we have determined that all of our products are DRC conflict undeterminable. Based on lack of all information from our suppliers, and based on our suppliers which have provided a DRC conflict undeterminable response, at this time we cannot identify whether any of the Conflict Minerals contained in our products originated in the Covered Countries and, if so, whether such Conflict Minerals were from recycle or scrap sources, were DRC conflict free or have not been found to be DRC conflict free.

Based on the responses received from our suppliers to-date, the following is a list of facilities used to process the necessary Conflict Minerals in our products.

Conflict Mineral	Facility	Country of Facility
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp (Asahi Pretec Corp koube koujyo)	JAPAN
Gold	Asaka Riken Co.,Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining Co.,Ltd	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus	KOREA, REPUBLIC OF
Gold	DAERYOUNG E&C	KOREA, REPUBLIC OF
Gold	DO SUNG CORPORATION	KOREA, REPUBLIC OF
Gold	Dowa Metals & Mining Co. Ltd	JAPAN
Gold	EM Vinto	BOLIVIA
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Heraeus Zhaoyuan (Changshu) Electronic Material Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA

Conflict Mineral	Facility	Country of Facility
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor - North attleboro/ME	UNITED STATES
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Perth Mint	AUSTRALIA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS corp.	KOREA, REPUBLIC OF

Conflict Mineral	Facility	Country of Facility
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Xstrata Canada Corporation	CANADA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Gold	Valcambi SA	SWITZERLAND
Gold	Qiankun Gold and Silver	CHINA
Gold	JCC	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA

Conflict Mineral	Facility	Country of Facility
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	F&X Electro-Materials Limited	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	Global Advanced Metals (Cabot)	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Solikamsk Metal Works	RUSSIA
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Ulba Metallurgical Plant, jsc	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Coopersanta	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV DS Jaya Abadi (PT Stanindo Inti Perkasa)	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	FENIX METALS	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA

Conflict Mineral	Facility	Country of Facility
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mistubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Thailand Smelting and Refining Co. Ltd. (Thaisarco)	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	EM Vinto	BOLIVIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Yunnan Tin Company Limited	CHINA
Tin	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Yunnan Chengfeng	CHINA
Tin	Thaisarco	THAILAND

Conflict Mineral	Facility	Country of Facility
Tin	PT Timah	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Cooper Santa	BRAZIL
Tin	White Solder Metalurgia	BRAZIL
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Malaysia Smelting Corp	MALAYSIA
Tin	Thaisarco	THAILAND
Tungsten	A.L.M.T. via Sumitomo Metal Mining Co., Ltd.	JAPAN
Tungsten	ALMT	CHINA
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Grand Sea W and Mo Company	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA
Tungsten	Sumitomo Metal Mining Co.. Ltd.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Corp Ltd (Zhuzhou Cemented Carbide Works Imp. & Exp. Co.)	CHINA
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA

Conflict Mineral	Facility	Country of Facility
Tungsten	ALMT	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION

Countries of origin of the Conflict Minerals processed by the foregoing facilities are believed to include: Argentina, Armenia, Australia, Austria, Belgium, Bolivia, Brazil, Bulgaria, Burundi, Cambodia, Canada, Chile, China, Colombia, DRC, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Fiji, Finland, Georgia, Germany, Ghana, Guatemala, Honduras, Hong Kong, India, Indonesia, Japan, Kazakhstan, Republic of Korea, Laos People’s Democratic Republic, Malaysia, Mali, Mexico, Mongolia, Mozambique, New Zealand, Nicaragua, Niger, Nigeria, Panama, Papua New Guinea, Peru, Philippines, Portugal, Russian Federation, Rwanda, Saudi Arabia, Singapore, Solomon Islands, Somalia, South Africa, Spain, South Sudan, Suriname, Switzerland, Taiwan, United Republic of Tanzania, Thailand, Turkey, United Kingdom, United States, Uruguay, Uzbekistan, Venezuela, Vietnam, and Zimbabwe